Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 7, 2024, between Esports Entertainment Group, Inc., a Nevada corporation (the “Company”), Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (the “Buyer”), and each Subsidiary of the Company listed on the signatures page hereto giving its agreement and acknowledgment to the transactions contemplated hereby.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Buyer, and the Buyer desires to purchase from the Company, Notes of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Notes (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Ayrton Claims” shall have the meaning assigned to such term in Section 4.6(a).

“Ayrton Releasees” shall have the meaning assigned to such term in Section 4.6(a).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Buyer Party” shall have the meaning assigned to such term in Section 4.2.

“Collateral Agent” means Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B.

“Closing” means the closing of the purchase and sale of the Notes.

“Closing Date” means the Business Day on which all of the conditions precedent to (i) the Buyer’s obligations to pay the Subscription Amount, and (ii) the Company’s obligations to deliver the Notes have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Company Claims” shall have the meaning assigned to such term in Section 4.6(b).

“Company Releasees” shall have the meaning assigned to such term in Section 4.6(b).

“Disparaging” shall have the meaning assigned to such term in Section 4.5(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Claims” shall have the meaning assigned to such term in Section 4.6(b).

“GAAP” shall have the meaning assigned to such term in Section 3.1(f).

“Governmental Authority” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

“Haynes and Boone” means Haynes and Boone, LLP, with offices located at 30 Rockefeller Plaza, 26th Floor, New York, NY 10112.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Note Documents” means this Agreement the Note , and with respect to Sections 4.2 and 4.6 herein also includes Securities Purchase Agreement, dated August 15, 2023 by and between the Company and the Buyer, Partial Settlement of Registration Delay Payments under Registration Rights Agreement, dated August 15, 2023 by and between the Company and the Buyer, Waiver dated September 15, 2023 by and between the Company and the Buyer, Partial Settlement of Registration Delay Payments under Registration Rights Agreement, Subsequent Placement Optional Redemption Waiver dated October 6, 2023 by and between the Company and the Buyer, Escrow Agreement, dated October 6, 2023, by and among the Company, Maxim Group LLC and the Buyer, Waiver dated September 15, 2023 by and among the Company and the Buyer, Amendment and Waiver Agreement dated February 16, 2023 by and among the Company and the Buyer, Letter Agreement, dated November 2, 2021, by and between the Company and the Buyer, and any Exchange Document, as such term is defined in the Exchange Agreement between Company and various holders dated April 19, 2023 and each other agreement or instrument executed and delivered by the Company or any Subsidiary in connection therewith or executed and delivered by Company to Holder or any of its affiliates.

“Notes” means the Secured Notes issued by the Company to the Buyer hereunder in the form attached hereto as Exhibit A.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Company Reports” shall have the meaning assigned to such term in Section 3.1(f).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Amount” means one million four hundred and twenty thousand dollars ($1,420,000.00).

“Subsidiaries” and “Subsidiary” means any subsidiary of the Company as set forth and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Buyer, agrees to purchase, one million four hundred and twenty thousand dollars ($1,420,000) in principal amount of Notes. The Buyer shall deliver to the Company, via wire transfer immediately available funds equal to the Subscription Amount, and the Company shall deliver the Notes to the Buyer. Upon satisfaction of the covenants and conditions set forth in Sections 2.2, the Closing shall occur at the offices of Haynes and Boone or such other location as the parties shall mutually agree.

2.2 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Buyer contained herein (except to the extent expressly made as of a specific date, in which case they shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of the Buyer required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Buyer of the items set forth in Section 2.1; and

(iv) the delivery by Buyer of evidence of the written consent by the Company to the amendment of Certificate of Designations of Rights and Preferences of Series C Convertible Preferred Stock of the Company in the form attached hereto as Exhibit B (the “Amended and Restated CoD”).

(b) The respective obligations of the Buyer hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (except to the extent expressly made as of a specific date, in which case they shall be accurate in all material respects as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date under this Agreement shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.1;

(iv) the Company shall have filed the Amended and Restated CoD with the Nevada Secretary of State and the same shall have been accepted for filing thereby; and

(v) there shall have been no event or circumstance that would constitute an “Event of Default” under the Notes, or that would with passage of time, the giving of notice or both become an “Event of Default” thereunder.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Company Reports, the Company hereby makes the following representations and warranties:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective constitution, memorandum and articles of association, certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Note Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform or pay in any material respect on a timely basis its obligations under any Note Document (any of (i), (ii), or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Note Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Note Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further authorization, approval or action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith. This Agreement and each other Note Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, administration, judicial management and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Note Documents to which it is a party, the issuance and sale of the Notes and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s constitution, memorandum and articles of association, certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (other than pursuant to the Note Documents) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other Governmental Authority in connection with the execution, delivery and performance by the Company of the Note Documents other than filings and recordings required by Section 4.3.

(e) Issuance of the Notes. The Notes are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued free and clear of all Liens.

(f) Company Reports; Financial Statements. After March 31, 2024, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company pursuant, as applicable, to (a) rules applicable to OTCQB traded securities or (b) under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials filed prior to the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Company Reports”) on a timely basis or has qualified for a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Company Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently, and has not been within the past three (3) years, an issuer subject to paragraph (i) of Rule 144. The financial statements of the Company included in the Company Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with Generally Accepted Accounting Principles as issued by the Financial Accounting Standards Board applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g) Private Placement. Assuming the accuracy of the Buyer’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Buyer as contemplated hereby.

(h) Acknowledgment Regarding Buyer’ Purchase of Notes. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Note Documents and the transactions contemplated thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Note Documents and the transactions contemplated thereby and any advice given by the Buyer or any of its respective representatives or agents in connection with the Note Documents and the transactions contemplated thereby is merely incidental to the Buyer’s purchase of the Notes. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement and the other Note Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(i) Advice of Counsel, etc. The Company and the Subsidiaries sought the loans and credit accommodations afforded by the Note from the Buyer and the Buyer did not solicit the Company and the Subsidiaries to enter into this Agreement or to sell the Notes. The Company and the Subsidiaries, together with their financial and other professional advisors, had the opportunity to seek other sources of potential financing and, after evaluating such other potential financing options, the Company and the Subsidiaries, together with their financial advisors, determined that the terms of this Agreement and the other Note Documents are in the best interest of the Company and the Subsidiaries and that such terms are fair and reasonable to the Company and the Subsidiaries in light of all relevant circumstances. The Company and the Subsidiaries have received advice from legal counsel of their choosing with respect to this Agreement, the other Note Documents and the transactions contemplated hereby and thereby. The Company and the Subsidiaries hereby waive any claim, whether in tort, contract or otherwise, that (i) this Note and the transactions contemplated hereby and thereby are usurious, unconscionable, predatory, fraudulent, tortious or violate law and/or (ii) the Company and the Subsidiaries did not receive reasonably equivalent value for their covenants, agreements, waivers, representations, warranties, releases and acknowledgements set forth in this Agreement and the Note Documents.

3.2 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (except to the extent expressly made as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Buyer is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Note Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Note Documents and performance by the Buyer of the transactions contemplated by the Note Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Buyer. Each Note Document to which it is a party has been duly executed by the Buyer, and when delivered by the Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Buyer, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, administration, judicial management and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Buyer understands that the Notes are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Notes as principal for its own account and not with a view to or for distributing or reselling such Notes or any part thereof in violation of the Securities Act or any applicable state securities law; provided, this representation and warranty shall not be deemed to limit the Buyer’s right to sell the Notes in compliance with applicable federal and state securities laws.

(c) Buyer Status. At the time the Buyer was offered the Notes, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) General Solicitation. The Buyer is not purchasing the Notes as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Disclosure of Information; Non-Reliance. The Buyer acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Notes. The Buyer further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes. The Buyer confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Notes. In deciding to purchase the Notes, the Buyer is not relying on the advice or recommendations of the Company and the Buyer has made its own independent decision that the investment in the Notes is suitable and appropriate for the Buyer. The Buyer understands that no federal or state agency has passed upon the merits or risks of an investment in the Notes or made any finding or determination concerning the fairness or advisability of this investment.

(f) Investment Experience. The Buyer is an investor in securities of companies like the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes.

(g) No Public Market. The Buyer understands that no public market now exists for the Notes and that the Company has made no assurances that a public market will ever exist for the Notes.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Note Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby. The Buyer acknowledge and agree that neither the Company nor any Subsidiary makes or has made any representations or warranties with respect to the transactions contemplated hereby other than such representations and warranties.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Securities Laws Disclosure; Publicity. The Company shall by not later than 5:30 p.m. (local time in New York, New York) on the fourth day after the date of the execution of this Agreement file with the Commission a Report on Form 8-K disclosing all of the material terms hereof and attaching the Note Documents as exhibits thereto (unless already filed or disclosed with the commission). Upon the issuance of such press release, the Company represents to the Buyer that it shall have publicly disclosed all “material, non-public information” delivered to any of the Buyer by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Note Documents. The Company and the Buyer shall consult with each other in issuing any other public announcements or press releases with respect to the transactions contemplated hereby, and neither the Company nor the Buyer shall issue any such public announcement or press release nor otherwise make any such public statement or communication without the prior consent of the Company, with respect to any disclosure of the Buyer, or without the prior consent of the Buyer, with respect to any disclosure of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, then the disclosing party shall, to the extent lawful and practicable (having regard to time and in the case of the Company, the Company’s continuous disclosure obligations), promptly provide the other party with prior notice of such public announcement, press release, public statement or communication.

4.2 Indemnification of Buyer. Subject to the provisions of this Section 4.2, the Company will indemnify and hold Buyer and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Buyer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Buyer Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including, without limitation, all judgments, amounts paid in settlements, court costs and attorneys’ fees and any other ancillary litigation related costs, costs of investigation and costs of enforcing this indemnity that any such Buyer Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Note Documents, or (b) any action instituted against the Buyer Parties in any capacity, or any of them or their respective Affiliates, by any Person (including the Company, the Subsidiaries or any of their respective Affiliates), with respect to any of the transactions contemplated by the Note Documents (unless such action is based upon a breach of such Buyer Party’s representations, warranties or covenants under the Note Documents or any violations by such Buyer Party of foreign, federal or state securities laws or any conduct by such Buyer Party which constitutes fraud, gross negligence, bad faith or willful misconduct, in each case, as determined by a court of competent jurisdiction in a final non appealable decision). If any action shall be brought against any Buyer Party in respect of which indemnity may be sought pursuant to this Agreement, such Buyer Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing acceptable to the Buyer Party. The Buyer Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of Company The Company will not be liable to any Buyer Party under this Agreement (y) for any settlement by a Buyer Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Buyer Party’s willful breach of any of the representations, warranties, covenants or agreements made by such Buyer Party in this Agreement or in the other Note Documents or is attributable to any conduct by such Buyer Party which constitutes fraud, gross negligence, bad faith or willful misconduct as determined by a final, non-appealable decision of a court of competent jurisdiction. The Company shall not settle or compromise any claim for which a Buyer Party seeks indemnification hereunder without the prior written consent of the Buyers, which consent shall not be unreasonably withheld or delayed. The indemnification required by this Section 4.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Buyer Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.3 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Notes as required under Regulation D and to provide a copy thereof, promptly upon request of the Buyer. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Notes for, sale to the Buyer at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Buyer.

4.4 [Reserved].

4.5 Non-Disparagement.

(a) The Company, on behalf of itself, its officers, directors and employees, agrees, and shall procure that the Company’s Board of Directors and Officers in their personal capacities agree, that each will not at any time make, publish or communicate to any person or entity, any Disparaging (defined below) remarks, comments or statements concerning Buyer, its affiliates and/or principals, including but not limited to, Ayrton Capital LLC, Buyer’s investment manager, and Waqas Khatri, its managing member, or (ii) their partners, members, employees or personnel. For purposes of this Agreement, “Disparaging” remarks, comments or statements are those that impugn, or threaten to impugn, the character, honesty, integrity, morality, legality, business acumen or abilities of the individual or entity being disparaged. Disparaging remarks shall expressly include, but not be limited to, any suggestion that Buyer violates or operates in contravention of federal or state securities laws, that it is an unregistered broker-dealer, that its agreements are void or invalid, or any other remark, comment or statement that undermines Buyer’s reputation. The Company further agrees that it should be jointly and severally liable under this Section 4.5(a) for any Disparaging remarks, comments or statements of its officers, directors and/or employees.

(b) The Buyer, on behalf of itself, its officers, directors and employees, agrees that it will not at any time make, publish or communicate to any person or entity, any Disparaging remarks, comments or statements concerning the Company, its affiliates and/or principals, or the Company’s officers, directors, employees or personnel. Notwithstanding anything to the contrary herein, remarks, comments or statements made by Buyer to its investors or in connection with its investments in the ordinary course of Buyer’s business, shall not be deemed Disparaging. The Buyer further agrees that it should be jointly and severally liable under this Section 4.5(b) for any Disparaging remarks, comments or statements of its officers, directors and/or employees. In addition, the Buyer shall use commercially reasonably efforts to support the Company’s business strategy including but not limited to a public statement in support of the Company’s strategy and entering into discussions with targeted potential clients of the Company in support of same.

4.6 Release.

(a) In further consideration of the Buyer’s execution of this Agreement, the Company, on behalf of itself and its successors, assigns, parents, Subsidiaries, Affiliates, officers, directors, employees, agents and attorneys, and shall procure that the Company’s Board of Directors and Officers in their personal capacities, each hereby forever, fully, unconditionally and irrevocably waives and releases Waqas Khatri, Ayrton Capital LLC, the Buyer and each of their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Ayrton Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Ayrton Releasee, on or prior to the date hereof or at any date in the future, whether currently known or unknown, with respect to any financing of Company in which Holder or any of its affiliates participated or the Note Documents, the transactions contemplated thereby or any enforcement or attempted enforcement of the Note Documents by any Ayrton Releasee and any transactions in the Preferred Stock and/or Common Stock of the Company effected by any Ayrton Releasee (collectively, the “Ayrton Claims”). The Company further agrees that it shall not, whether directly or indirectly, commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Ayrton Claim. Additionally, the Company agrees that to the extent it previously engaged counsel to analyze any potential claim against any Ayrton Releasee, it shall cancel such engagement and procure that such counsel destroy any documents or notes related to such engagement.

(b) In further consideration of the Company’s execution of this Agreement, and provided the Company’s compliance with the terms of the Note Documents, the Buyer, on behalf of itself and its successors, assigns, parents, Subsidiaries, Affiliates, officers, directors, employees, agents and attorneys, hereby forever, fully, unconditionally and irrevocably waives and releases the Company and each its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Company Releasees”) from any and all known claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Company Releasee, on or prior to the date hereof, with respect to any breach or violation of the Note Documents occurring prior to the date hereof or at any date in the future, whether currently known or unknown (collectively, the “Company Claims”). Notwithstanding anything contained herein to the contrary, the foregoing release is not a general release of any Company Releasee’s obligations on or after the date hereof under the Note Documents or any documentation relating to any financing of Company in which Holder or any of its affiliates participated, all of which remain in full force and effect, and Buyer does not release, and the Company Claims do not include, each Company Releasee’s payment and/or performance of the Note Documents or any other documentation relating to a Company financing in which Holder or any of its affiliates participated, in accordance with their terms or any claims or causes of action for breaches or violations of the Note Documents arising on or after the date hereof (collectively, the “Excluded Claims”). The Buyer further agrees that it shall not commence, whether directly or indirectly, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Company Claim. For clarity, nothing herein shall prevent the Buyer from commencing, instituting or prosecuting any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Excluded Claim.

4.7 Equity Compensation Plan. The Company may enter into an equity compensation plan with its Chief Executive Officer, management and Board of Directors, which shall provide for the Chief Executive Officer, management and Board of Directors to hold up to 15%, 10% and 5% respectively, of the equity interests of the Company in the aggregate, by way of the issuance preferred stock with anti-dilution protections to be described further in the formal agreement between the parties with respect to such plan. The Buyer shall vote in favor of such equity compensation plan at any meeting of shareholders called for the purpose of approving the same and will not oppose such equity compensation plan.

ARTICLE V.
MISCELLANEOUS

5.1 Fees and Expenses. At the Closing, the Company has agreed to reimburse the Buyer for their reasonable and documented legal fees and out-of-pocket expenses in an amount up to $15,000. Except as expressly set forth in the Note Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2 Entire Agreement. The Note Documents contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Note Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report on Form 8-K.

5.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Buyer or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may assign, with written notice to the Company of such assignment, any or all of its rights under this Agreement to any Person to whom the Buyer assigns or transfers any Notes in compliance with the Note Documents, provided that such transferee agrees in writing to be bound, with respect to the transferred Notes, by the provisions of the Note Documents that apply to the “Buyer.”

5.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4 and this Section 5.7.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Note Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Note Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Note Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. In addition to and without limiting the foregoing, the Company confirms that it has appointed Puglisi & Associates, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon the Note Documents or the transactions contemplated thereby which may be instituted in any New York federal or state court, by any of the Buyer, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. The Company hereby authorizes and directs the Authorized Agent to accept such service. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. If the Authorized Agent shall cease to act as agent for service of process, the Company shall appoint, without unreasonable delay, another such agent in the City of New York, State of New York, United States, and notify the Buyer of such appointment. This paragraph shall survive any termination of this Agreement, in whole or in part.

5.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Notes.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a PDF format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or PDF signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Replacement of Notes. If any certificate or instrument evidencing any Notes is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and receipt of a customary lost Security affidavit and indemnity.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Buyer and the Company will be entitled to seek specific performance under the Note Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Note Documents.

5.14 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.15 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Address for Notice:
ESPORTS ENTERTAINMENT GROUP, INC.		[]

By:	/s/ Alex Igelman	E-mail: []
Name:	Alex Igelman
Title:	Chief Executive Officer

With a copy (which shall not constitute notice) to:

[Remainder of Page Intentionally Left Blank;

Signature Page for Buyer Follows]

[Buyer Signature Pages to Esports Entertainment Group, Inc. Securities Purchase Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer: Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B

Signature of Authorized Signatory of Buyer: /s/ Waqas Khatri

Name of Authorized Signatory: Waqas Khatri

Title of Authorized Signatory: Managing Member

Email Address of Authorized Signatory: []

Facsimile Number of Authorized Signatory:_________________________________________________________

Address for Notice to Buyer:

[]

Address for Delivery of Notes to Buyer (if not same as address for notice):

Subscription Amount: $1,420,000

Exhibit A

Exhibit B